Exhibit d (vi) under Form N-1A
                                              Ehhibit 10 inder Item 601/Reg. S-K





                                Exhibit G



                              FEDERATED INDEX TRUST
                         FEDERATED LARGE CAP INDEX FUND



     In consideration of the mutual covenants set forth in the Distributor's Contract dated September 3, 1991 between Federated Index Trust and Federated Securities Corp., Federated Index Trust executes and delivers this Exhibit on behalf of the Fund set forth above.

     Witness the due execution hereof this 20th day of February, 2002.

I.    FEDERATED INDEX TRUST


                                    By:  /s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:  President





                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ Peter J. Germain
                                    Name:  Peter J. Germain
                                    Title:  Vice President